EXHIBIT 99.1

ARC GROUP WORLDWIDE, INC.

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INTRODUCTION TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

On September 30, 2016, ARC Group Worldwide, Inc. (“ARC” or the “Company”) completed the sale of its majority-owned subsidiary, Tekna Seal LLC.  The unaudited pro forma condensed consolidated financial data presented herein is derived from the historical condensed consolidated financial statements of the Company and the historical financial statements of Tekna Seal LLC.

The accompanying unaudited pro forma condensed combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes contained in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2016, as well as other financial information filed with the Securities and Exchange Commission.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that might have been achieved had the transaction occurred as of an earlier date, and they are not necessarily indicative of future operating results or financial position.    These pro forma amounts do not, therefore, project ARC’s financial position or results of operations for any future date or period.

ARC GROUP WORLDWIDE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2016

	ARC Group Worldwide, Inc.	Pro Forma Adjustments	Notes	ARC Group Worldwide, Inc. Pro Forma
	(Historical)
Sales	$103,840	$4,959	(a)	$98,881
Cost of Sales	83,677	2,935	(a)	80,742
Gross Profit	20,163	2,024		18,139
Selling, General and Administrative	18,008	843	(a)	17,165
Income from Operations	2,155	1,181		974
Other Income, Net	171	—		171
Interest Expense, Net	(4,451)	(2)	(a)	(4,449)
(Loss) Income before Income Taxes	(2,125)	1,179		(3,304)
Income Tax Expense	(81)	—		(81)
Net (Loss) Income	(2,206)	1,179		(3,385)
Net Income Attributable to Non-Controlling Interest	(108)	(50)	(e)	(58)
Net (Loss) Income Attributable to ARC Group Worldwide, Inc.	$(2,314)	$1,129		$(3,443)

See accompanying notes to these unaudited pro forma condensed combined financial statements

ARC GROUP WORLDWIDE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2016

	ARC Group Worldwide, Inc.	Pro Forma Adjustments	Notes	ARC Group Worldwide, Inc. Pro Forma
	(Historical)
ASSETS
Current Assets:
Cash	$3,620	$10,500	(b)	$14,120
Accounts Receivable, Net	14,913	(727)	(c)	14,186
Inventories, Net	17,613	(1,028)	(c)	16,585
Prepaid and Other Current Assets	4,856	(64)	(c)	4,792
Total Current Assets	41,002	8,681		49,683
Property and Equipment, net	41,981	(153)	(c)	41,828
Goodwill	14,801	(3,373)	(c)	11,428
Intangible Assets	23,066	—		23,066
Other	948	—		948
Total Assets	$121,798	$5,155		$126,953

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$9,286	$(685)	(c)	$8,601
Accrued Expenses and Other Current Liabilities	4,078	(30)	(c)	4,048
Bank Borrowings, Current Portion of Long-Term Debt	15,909	—		15,909
Capital Lease Obligations, Current Portion	846	(9)	(c)	837
Accrued Escrow Obligations, Current Portion	2,842	—		2,842
Total Current Liabilities	32,961	(724)		32,237
Long-Term Debt, Net of Current Portion	37,857	—		37,857
Capital Lease Obligations, Net of Current Portion	1,949	(19)	(c)	1,930
Accrued Escrow Obligations, Net of Current Portion	966	—		966
Other Long-Term Liabilities	3,522	—		3,522
Total Liabilities	77,255	(743)		76,512

Stockholders’ Equity:
Common Stock	10	—		10
Treasury Stock	(94)	—		(94)
Additional Paid In Capital	29,702	—		29,702
Retained Earnings	13,771	6,287	(d)	20,058
Accumulated Other Comprehensive Loss	(6)	—		(6)
Total ARC Group Worldwide, Inc. Stockholders’ Equity	43,383	6,287		49,670
Non-Controlling Interests	1,160	(389)	(e)	771
Total Equity	44,543	5,898		50,441
Total Liabilities and Stockholders’ Equity	$121,798	$5,155		$126,953

See accompanying notes to these unaudited pro forma condensed combined financial statements

ARC GROUP WORLDWIDE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on ARC’s historical consolidated financial statements as adjusted to give effect to the disposition of Tekna Seal LLC.  The unaudited pro forma combined statements of operations for the year ended June 30, 2016 give effect to the Tekna Seal LLC disposition as if it had occurred on July 1, 2015.  The unaudited pro forma combined balance sheet as of June 30, 2016 gives effect to the Tekna Seal LLC disposition as if it had occurred on June 30, 2016.

NOTE 2 - Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the pro forma condenses combined financial information:

Adjustments to the pro forma condensed combined statements of operations

(a)	Reflects the elimination of revenues, costs of goods sold and expenses associated with activities of Tekna Seal LLC.

 Adjustments to the pro forma condensed combined balance sheet

(b)	Represents the cash consideration at the closing of the transaction.
(c)	Reflects the elimination of assets and liabilities attributable to Tekna Seal LLC and not retained by ARC Group Worldwide, Inc.
(d)

Reflects the gain of approximately $5.6 million arising from the transaction.  This estimated gain has not been reflected in the pro forma consolidated statement of operations as it is considered nonrecurring in nature.  No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the membership interests purchase agreement.

(e)	Adjustment to remove non-controlling interests of Tekna Seal LLC.